Exhibit 99.1

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Robert Schriesheim and Michael McDonnell

Join Frontier’s Board of Directors

NORWALK, Conn., December 12, 2018 – Frontier Communications Corporation (NASDAQ: FTR) today announced that Robert A. Schriesheim and Michael R. McDonnell have been elected to join the Company’s Board of Directors.  As previously announced, Leroy T. Barnes, one of the Board’s longest-serving members, will be retiring from the Board after 14 years of service, effective May 7, 2019.

Mr. Schriesheim is a seasoned business leader with a public track record driving large-scale strategic and financial transformations focusing on value creation, executing complex capital markets transactions and maintaining strong relationships with a wide range of debt and equity investors in the public and private markets. He is chairman of Truax Partners LLC (“Truax”) through which he partners with, and advises, boards and institutional investors while serving as a director of public and private companies undergoing transformations, with significant experience in the information services, software and communications sectors.

Mr. McDonnell has extensive financial and leadership experience.  He is currently executive vice president and chief financial officer of IQVIA Holdings, Inc., a publicly traded leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry.  From 2015, McDonnell was Executive Vice President and Chief Financial Officer of Quintiles Transnational Corp., a contract research services company that merged with IMS Health in 2016 to form IQVIA.

Pamela D.A. Reeve, Frontier’s Chairman, said, “We are extremely pleased to have both Rob and Mike join the Board at this time. Each of them has deep experience in helping companies manage change and create value for stakeholders.  They are well-respected in financial circles as well as other boardrooms. We are looking forward to working with them and to their contributions to Frontier.”

Prior to forming Truax, Mr. Schriesheim was executive vice president and chief financial officer of Sears Holdings Corporation from August 2011 to October 2016 and then served as a Corporate Advisor until January 2017. Before joining Sears, Mr. Schriesheim was Senior Vice President and Chief Financial Officer of Hewitt Associates, a global human resources consulting and outsourcing company that was acquired by Aon in October 2010.  From 2006 to 2009, he was Executive Vice President and Chief Financial Officer and, until its acquisition, a board member of Lawson Software, a publicly traded global ERP software provider.  Schriesheim held several other positions as an investor and financial executive prior to joining Lawson.  In addition, Schriesheim has significant public company board experience, and currently serves on the Board of Directors of Skyworks Solutions, Inc., Houlihan Lokey, Inc. and NII Holdings, Inc. He has an undergraduate degree from Princeton University and an MBA from the University of Chicago Booth School of Business.

Prior to joining Quintiles, McDonnell served as Executive Vice President and Chief Financial Officer of Intelstat, S.A., a leading global satellite services provider, from 2008 to 2015.  Before that, he was Chief Financial Officer at both MCG Capital Corporation and EchoStar Communications (DishNetwork), and earlier in his career was a partner at Pricewaterhouse Coopers, LLP.  McDonnell was previously a director at public company Catalyst Health Solutions, Inc.  He has a B.S. in business administration from Georgetown University.

About Frontier Communications

Exhibit 99.1

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Contact:

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

Media:

Brigid Smith, 203-614-5042

AVP, Corporate Communications

brigid.smith@ftr.com